As filed with the Securities and Exchange Commission on August 8, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN HONDA FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation or organization)

95-3472715

(I.R.S. Employer Identification Number)

20800 Madrona Avenue

Torrance, California 90503

(310) 972-2555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul C. Honda

American Honda Finance Corporation

20800 Madrona Avenue

Torrance, California 90503

(310) 972-2555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John-Paul Motley, Esq.

Jeeho M. Lee, Esq.

O’Melveny & Myers LLP

400 South Hope Street

Los Angeles, California 90071

(213) 430-6000

From time to time after this Registration Statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities	(1)	(1)	(1)	(2)

(1)	This registration statement registers an unspecified amount of Debt Securities as may from time to time be offered at indeterminate prices.

(2)

In accordance with Rules 456(b) and 457(r) promulgated under the Securities Act of 1933, as amended, we are deferring payment of all of the registration fee, except for $459,755 of unused filing fees in respect of unsold Debt Securities previously registered pursuant to a Registration Statement on Form S-3 (File No. 333-213047), initially filed with the Securities and Exchange Commission on August 10, 2016, which fees have already been paid and may be offset pursuant to Rule 457(p) against the filing fee payable in respect of this Registration Statement on Form S-3.

PROSPECTUS

Debt Securities

We may from time to time, sell debt securities in one or more offerings pursuant to this prospectus, in amounts, at prices and on terms that we will determine at the time of any such offering. The debt securities offered are solely our obligations and will not be guaranteed by Honda Motor Co., Ltd., or HMC, or any other entity. When we offer debt securities, we will provide you with a prospectus supplement describing the specific terms of the debt securities being sold in that offering. This prospectus may not be used to complete sales of debt securities unless accompanied by a prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you make a decision to invest.

We may sell these debt securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of debt securities. For additional information on the method of sale, refer to the section entitled “Plan of Distribution” below. The names of any underwriters, dealers or agents involved in the sale of any debt securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the applicable prospectus supplement covering the sales of those debt securities.

The applicable prospectus supplement will contain information, where applicable, as to the listing of any debt securities on any securities exchange or principal United States market.

If the terms of particular debt securities described in a prospectus supplement are different from those described in this prospectus, you should rely on the information in such prospectus supplement.

Investing in these debt securities involves risks. See “Risk Factors” on page 1 of this prospectus and, if applicable, any risk factors described in the applicable prospectus supplement or any documents incorporated by reference in this prospectus before making a decision to invest in our debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 8, 2019

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or the SEC, on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the debt securities described in this prospectus. For further information about us and the debt securities, you should refer to the registration statement and its exhibits. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will file with the SEC a prospectus supplement that contains specific information about the terms of those debt securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with the additional information described below under the heading “Incorporation of Information Filed with the SEC.”

We have not authorized any person to provide you with any information other than the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement and any related free writing prospectus issued or authorized by us. We take no responsibility for, and can provide no assurance as to, any other information. We are not making an offer to sell the debt securities in any jurisdiction where the offer, solicitation or sale is not permitted or in which the person making such offer, solicitation or sale is not qualified to do so or to anyone to whom it is unlawful to make an offer, solicitation or sale. You should not assume that the information contained in or incorporated by reference in this prospectus and the applicable prospectus supplement and any related free writing prospectus is representative as of any date other than their respective dates. Our business, financial condition, results of operations, cash flows, prospects and other information may have changed since those respective dates.

In this prospectus, unless otherwise indicated by the context, references to “AHFC,” “Company,” “we,” “us” and “our” in this prospectus refer solely to American Honda Finance Corporation (excluding its subsidiaries). AHFC is the issuer of all the debt securities offered under this prospectus.

RISK FACTORS

Investing in our debt securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, any risk factors described in a subsequently filed Quarterly Report on Form 10-Q or Current Report on Form 8-K and, if applicable, any risk factors described in the applicable prospectus supplement or any other documents incorporated by reference in this prospectus before making a decision to invest in our debt securities. See “Incorporation of Information Filed with the SEC” below.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act with respect to the debt securities that may be offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the debt securities that may be offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including AHFC. The SEC’s website is http://www.sec.gov. A direct link to the SEC website and certain of our filings is contained on our website located at www.hondafinancialservices.com under “Investor Relations, SEC Filings”. Additionally, we have made available on our website, without charge, electronic copies of our periodic and current reports that have been filed with the SEC. We are not incorporating any of the information set forth on our website into this prospectus.

INCORPORATION OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

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later information that we file with the SEC prior to the completion of the offerings of all debt securities under this prospectus will automatically update and supersede the information in this prospectus and/or the incorporated information.

We incorporate by reference the documents listed below, which were filed with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act (other than any portion of a document that is deemed to have been “furnished” and not “filed” in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2019; and

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

We also incorporate by reference each document that we will file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the completion of the offerings of all debt securities under this prospectus, except for any portion of a document deemed to have been “furnished” and not “filed” in accordance with SEC rules. The information contained in any such incorporated document will be considered part of this prospectus from the date the document is filed with the SEC. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus (or a notice of registration in lieu thereof) is delivered, upon written or oral request, a copy of any or all of the foregoing documents and any other documents that are incorporated herein by reference (other than exhibits to these filings unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to our principal executive office at the following address or telephone number: American Honda Finance Corporation, 20800 Madrona Avenue, Torrance, California 90503; Attn: Investor Relations; telephone: (310) 972-2555.

FORWARD-LOOKING STATEMENTS

Certain statements included herein or incorporated by reference into this prospectus constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Certain such forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “scheduled,” or “anticipates” or similar expressions or the negative thereof or other variations thereof or comparable terminology, or by discussions of strategy, plans or intentions. In addition, all information included herein with respect to projected or future results of operations, cash flows, financial condition, financial performance, or other financial or statistical matters constitute forward-looking statements. Such forward-looking statements are necessarily dependent on assumptions, data, or methods that may be incorrect or imprecise and that may be incapable of being realized. The following factors, among others, could cause actual results and other matters to differ materially from those in such forward-looking statements:

•	declines in the financial condition or performance of HMC or the sales of Honda or Acura products;

•	changes in economic and general business conditions, both domestically and internationally, including changes in international trade policy;

•	fluctuations in interest rates and currency exchange rates;

•	the failure of our customers, dealers or counterparties to meet the terms of any contracts with us, or otherwise fail to perform as agreed;

•	our inability to recover the estimated residual value of leased vehicles at the end of their lease terms;

•	changes or disruption in our funding sources or access to the capital markets;

•	changes in our, or HMC’s, credit ratings;

•	increases in competition from other financial institutions seeking to increase their share of financing of Honda and Acura products;

•	changes in laws and regulations, including the result of financial services legislation, and related costs;

•	changes in accounting standards;

•	a failure or interruption in our operations;

•	a security breach or cyber attack; and

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the other risks and uncertainties discussed under “Risk Factors” in our incorporated documents and in any prospectus supplement, as such risks and uncertainties may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including, if applicable, any risk factors described in the applicable prospectus supplement.

We do not intend, and undertake no obligation, to update any forward-looking information to reflect actual results or future events or circumstances, except as required by applicable law.

AMERICAN HONDA FINANCE CORPORATION

American Honda Finance Corporation and our consolidated subsidiaries provide various forms of financing in the United States and Canada to purchasers and lessees of Honda and Acura products and authorized independent dealers of Honda and Acura products. Our primary focus, in collaboration with our direct parent American Honda Motor Co., Inc., a California corporation, or AHM, and our affiliate Honda Canada, Inc., a Canadian corporation, or HCI, is to provide support for the sale of Honda and Acura products and maintain customer and dealer satisfaction and loyalty. Our business is substantially dependent upon the sale of those Honda and Acura products in the United States and Canada and the percentage of those sales financed by us.

AHFC and our consolidated subsidiaries acquire retail loans, primarily installment sale contracts, and leases made to retail customers of Honda and Acura products and offer wholesale flooring and commercial loans to dealers of Honda and Acura products.

AHFC is a California corporation that was incorporated on February 6, 1980. AHFC’s principal executive offices are located at 20800 Madrona Avenue, Torrance, California 90503, and our telephone number is (310) 972-2555.

If you want to find out more information about us, please see the sections in this prospectus entitled “Where You Can Find More Information” and “Incorporation of Information Filed with the SEC.”

USE OF PROCEEDS

We will use the proceeds that we receive from the sale of debt securities to repay other existing indebtedness, to acquire retail loans or retail leases and provide wholesale flooring and commercial loans or for other general corporate purposes unless the applicable prospectus supplement states otherwise. Pending such applications, such proceeds may be temporarily invested in short-term marketable securities.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be issued in one or more series under an indenture, dated as of September 5, 2013, between AHFC and Deutsche Bank Trust Company Americas, as trustee, as supplemented by the first supplemental indenture, dated as of February 8, 2018, between AHFC and Deutsche Bank Trust Company Americas, as trustee. References herein to the “Indenture” refer to such indenture, as supplemented, and references to the “Trustee” refer to such trustee or any other trustee for any particular series of debt securities issued under the Indenture. The terms of the debt securities of any series will be those specified in or pursuant to the Indenture and in the applicable debt securities of that series and those made part of the Indenture by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

The following description of selected provisions of the Indenture and the debt securities is not complete, and the description of selected terms of the debt securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the form of the Indenture and the form of the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of the Indenture or the form of the applicable debt securities, see “Where You Can Find More Information” and “Incorporation of Information Filed with the SEC” in this prospectus. The following description of debt securities and the description of the debt securities of the particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the Indenture and the applicable debt securities, which provisions, including defined terms, are, or will be, incorporated by reference in this prospectus. Capitalized terms used but not defined in this section shall have the meanings assigned to those terms in the Indenture.

The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When the debt securities of a particular series are offered for sale, the specific terms of such debt securities will be described in the applicable prospectus supplement. If any particular terms of such debt securities described in a prospectus supplement are inconsistent with any of the terms of the debt securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

The debt securities will be obligations solely of AHFC and will not be obligations of, or directly or indirectly guaranteed by, HMC or any of its other affiliates or any other entity. The HMC-AHFC Keep Well Agreement (as defined below under “—Keep Well Agreement”) entered into between AHFC and HMC is not a guarantee by HMC of the payment of any indebtedness, liability or obligation, including the debt securities described in this prospectus, of AHFC. If specified in the applicable prospectus supplement for a particular series of debt securities, such debt securities will have the benefit of the HMC-AHFC Keep Well Agreement described below under “—Keep Well Agreement.”

General

The debt securities of each series will constitute the unsecured unsubordinated obligations of AHFC and will rank on a parity in right of payment with all of AHFC’s other existing and future unsecured and unsubordinated indebtedness. AHFC may issue an unlimited principal amount of debt securities under the Indenture. The Indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by AHFC. Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of such debt securities, including, where applicable:

•	the title of the series of the debt securities;

•	the aggregate principal amount of the debt securities of the series and any limit thereon;

•	the date or dates on which AHFC will pay the principal of and premium, if any, on the debt securities of the series, or the method or methods, if any, used to determine such date or dates;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

•	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

•	date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;

•	the date or dates, if any, on which the interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

•	the terms and conditions, if any, upon which AHFC is required to, or may, at its option, redeem debt securities of the series;

•	the terms and conditions, if any, upon which AHFC will be required to repurchase debt securities of the series at the option of holders of debt securities of the series;

•	the terms of any sinking fund or analogous provision;

•	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

•	the authorized denominations in which the debt securities of the series will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

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the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer and exchange and (3) notices or demands to or upon AHFC or the Trustee in respect of the debt securities of the series or the Indenture may be served, if different than the corporate trust office of the Trustee;

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if other than U.S. dollars, the currency or currencies in which purchases of, and payments on, the debt securities of the series must be made and the ability, if any, of AHFC or the holders of debt securities of the series to elect for payments to be made in any other currency or currencies;

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whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as Indexed Securities) and the manner used to determine those amounts;

•	any addition to, modification of, or deletion of, any covenant or Event of Default with respect to the debt securities of the series;

•	the identity of the depositary for the global debt securities;

•

the circumstances under which AHFC will pay Additional Amounts on the debt securities of the series in respect of any tax, assessment, or other governmental charge and whether AHFC will have the option to redeem such debt securities rather than pay the Additional Amounts; and

•	any other terms of the debt securities of the series.

As used in this prospectus, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include Additional Amounts, if any, payable on the debt securities of such series in that context.

AHFC may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Important federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

The terms of the debt securities of any series may be inconsistent with the terms of the debt securities of any other series, and the terms of particular debt securities within any series may be inconsistent with each other. Unless otherwise specified in the applicable prospectus supplement, AHFC may, without the consent of, or notice to, the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Other than to the extent provided in the covenant described under “—Certain Covenants—Negative Pledge” and “—Merger, Consolidation and Transfer of Assets” or to the extent provided with respect to the debt securities of a particular series and described in the applicable prospectus supplement, the Indenture will not contain any provisions that would limit AHFC’s ability to incur indebtedness or to substantially reduce or eliminate its consolidated assets, which may have a materially adverse effect on AHFC’s ability to service its indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

(1) a highly leveraged or similar transaction involving AHFC or its subsidiaries, AHFC’s management, or any affiliate of AHFC;

(2) a change of control; or

(3) a reorganization, restructuring, merger, or similar transaction involving AHFC, its subsidiaries or its affiliates.

Registration, Transfer, Payment and Paying Agent

Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange at an office of AHFC or an agent of AHFC in The City of New York. However, AHFC, at its option, may make payments of interest on any interest payment date on any debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.

Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may be paid to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Trustee, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the Indenture.

Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repurchase of debt securities, but AHFC may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

Unless otherwise specified in the applicable prospectus supplement, AHFC will not be required to:

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issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

•	register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

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issue, register the transfer of or exchange a debt security which has been surrendered for repurchase at the option of the holder, except the portion, if any, of the debt security not to be repurchased.

Outstanding Debt Securities

In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under the Indenture:

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the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the date of the determination;

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the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance;

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the principal amount of a debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security; and

•	a debt security owned by AHFC or any obligor on the debt security or any affiliate of AHFC or such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase

The debt securities of any series may be redeemable at AHFC’s option or may be subject to mandatory redemption by AHFC as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by AHFC at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.

Certain Covenants

Any material covenants applicable to the debt securities of the applicable series not described in this prospectus will be specified in the applicable prospectus supplement.

Merger, Consolidation and Transfer of Assets

The Indenture provides that AHFC may not, in any transaction or series of related transactions, (i) consolidate or amalgamate with or merge into any other person; or (ii) sell, lease, assign, transfer or otherwise convey all or substantially all of the assets of AHFC and its subsidiaries, taken as a whole, to any other person, in each case, unless:

•	in such transaction or transactions, either (1) AHFC shall be the continuing person (in the case of a merger) or (2) the successor person (if other than AHFC) formed by or resulting from the consolidation, amalgamation or merger or to which such assets shall have been sold, leased, assigned, transferred or otherwise conveyed (i) is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or any territory thereof or under the laws of Japan or any member country in the Organization for Economic Co-operation and Development or any political subdivision or governmental authority thereof, and (ii) shall, by a supplemental indenture, (a) if organized and existing other than under the laws of the United States of America, any state thereof or the District of Columbia or any territory thereof (A) expressly agree to make all payments in respect of the debt securities outstanding under the Indenture free and clear of, and without withholding or deduction for, or on account of, present or future taxes, duties, assessments or other governmental charges of whatever nature imposed, collected, withheld, assessed or levied by or on behalf of the jurisdiction of organization or residence (for tax purposes) of such successor person or any political subdivision or governmental authority thereof or therein having the power to tax, unless required by law, in which case such successor person shall have expressly agreed to pay such additional amounts as may be necessary in order that the net amount received by each holder of outstanding debt securities after such withholding or deduction is equal to the amount that would have been receivable in respect of each such debt security in the absence of such withholding or deduction, and (B) irrevocably and unconditionally (I) consent and submit to the jurisdiction of any United States federal court or New York state court, in each case located in the Borough of Manhattan, The City of New York, in respect of any action, suit or proceeding against it arising out of, or in connection with, the Indenture or the debt securities outstanding thereunder, (II) waive, to the fullest extent permitted by law, any objection to the laying of venue in any such court or that any such action, suit or proceeding has been brought in an inconvenient forum and (III) appoint an agent in the Borough of Manhattan, The City of New York for service of process in any such action, suit or proceeding, and (b) expressly assume the due and punctual performance of all of AHFC’s payment and other obligations under the Indenture and all of the debt securities outstanding thereunder;

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immediately after giving effect to such transaction or transactions, no Event of Default under the Indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the Indenture, shall have occurred and be continuing; and

•	the Trustee shall have received an officer’s certificate and opinion of counsel from AHFC to the effect that all conditions precedent to such transaction or transactions have been satisfied.

Upon any consolidation or amalgamation by AHFC with, or AHFC’s merger into, any other person or any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of AHFC to any person, in each case in accordance with the provisions of the Indenture described above, the successor person formed by the consolidation or amalgamation or into which AHFC is merged or to which such sale, lease, assignment, transfer or other conveyance is made, as applicable, shall succeed to, and be substituted for, AHFC and may exercise every right and power of AHFC under the Indenture with the same effect as if such successor person had been named as AHFC in the Indenture; and thereafter, except in the case of a lease, the predecessor person shall be released from all obligations and covenants under the Indenture and the outstanding debt securities and any coupons appertaining thereto.

Termination, Modification or Amendment of the Keep Well Agreement

AHFC shall not effect any termination, modification or amendment of the Keep Well Agreement (as defined below) and the Keep Well Agreement may not be otherwise terminated without the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the Indenture that has the benefit of the Keep Well Agreement and is affected by such termination, modification or amendment (voting as separate classes) unless:

•	with respect to any series of outstanding debt securities affected by such termination, modification or amendment that is rated by one or more Rating Agencies (as defined below), each such Rating

Agency confirms in writing that the rating assigned to such series of outstanding debt securities will not be withdrawn or reduced by reason of such termination, modification or amendment; or

•

the termination, modification or amendment is to: (i) replace, at HMC’s discretion, AHFC as a party to the Keep Well Agreement with any successor person that assumes the obligations of AHFC under the Indenture and the outstanding debt securities pursuant to a transaction permitted under “—Merger, Consolidation and Transfer of Assets”, (ii) terminate, modify or amend the Keep Well Agreement between AHFC and HMC after AHFC has been released of its obligations under the Indenture and the outstanding debt securities in accordance with “—Merger, Consolidation and Transfer of Assets” or (iii) terminate, modify or amend the Keep Well Agreement if such termination, modification or amendment affects only debt securities that have not yet been issued under the Indenture.

Any termination, modification or amendment of the Keep Well Agreement that is not in compliance with these provisions shall not be effective with respect to the outstanding debt securities of the applicable series.

Negative Pledge

AHFC shall not create or permit to be outstanding any Lien (as defined below) upon any of its present or future properties or assets, unless all the debt securities outstanding under the Indenture are secured by such Lien equally and ratably with all the other obligations and indebtedness for money borrowed secured by such Lien for so long as such other obligations and indebtedness for money borrowed are so secured, provided, however, that this covenant shall not apply to (1) Liens securing obligations (or securing any refunding or extensions of such obligations not exceeding the principal amount of the obligations so refunded or extended at the time of the refunding or extension thereof and covering only the same property theretofore securing the same) which, after giving effect to the initial incurrence of such obligations, do not in the aggregate exceed 30% of Consolidated Net Tangible Assets (as defined below) or (2) any Permitted Lien (as defined below).

Definitions

“ABS Obligation” means any security or other obligation that is (i) issued by a trust or entity created for the special purpose of issuing such security or obligation (regardless of whether it may also issue others of the same or another series or class), (ii) secured by specific assets transferred to such trust or entity by AHFC in connection with the issuance of such security or obligation, and (iii) payable by its terms solely from specified assets (including such security) of such trust or entity and, if applicable, specified third party credit support.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other items deductible from the gross book value of specific asset amounts), after deducting therefrom (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of AHFC and its consolidated subsidiaries calculated as of the date of the most recently prepared quarterly consolidated financial statements of AHFC prepared in accordance with GAAP.

“GAAP” means, unless otherwise specified with respect to any series of debt securities in the applicable prospectus supplement, generally accepted accounting principles in the United States as in effect on the date of any calculation or determination required under the Indenture.

“Keep Well Agreement” means either (i) if clause (ii) of this definition does not apply, the Keep Well Agreement, dated as of September 9, 2005, between the Company and HMC, or (ii) if HMC has elected to enter into a keep well agreement (substantially in the form of the keep well agreement described in clause (i) of this definition) with a successor person as permitted under “—Termination, Modification or Amendment of the Keep Well Agreement” as a result of a transaction permitted under “—Merger, Consolidation and Transfer of Assets”, such keep well agreement between HMC and the successor person, in each case as the same may be amended or supplemented from time to time.

“Lien” means, with respect to any asset or property, any mortgage, lien (statutory or otherwise), pledge, hypothecation, easement, charge, security interest or other encumbrance of any kind or nature in respect of such asset or property, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof or sale/leaseback, any option or other agreement to sell or give a security interest in, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, provided that in no event shall an operating lease be deemed to constitute a Lien.

“Nonrecourse,” with respect to AHFC and any ABS Obligation, means that AHFC has no obligation in respect of any payment due on such ABS Obligation and the holders thereof have so agreed (or are deemed to have so agreed by acquiring such ABS Obligation).

“Permitted Lien” means:

(a)

any deposit of AHFC’s assets with any surety company or clerk of any court, or in escrow as collateral in connection with, or in lieu of, any bond on appeal by AHFC from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against AHFC or to exercise any privilege or license, performance of bids, contracts or leases or to secure other public or statutory obligations of AHFC or other similar deposits or pledges made in the ordinary course of business;

(b)

any Lien on any property, tangible or intangible, real or personal, existing at the time of acquisition thereof (whether through purchase or through merger or consolidation) or given to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within one year after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof;

(c)	mechanic’s, workmen’s, repairmen’s, materialmen’s or carriers’ Liens or other similar Liens arising in the ordinary course of business or deposits or pledges to obtain the release of any such Liens;

(d)

any Lien arising out of a judgment or award against AHFC with respect to which AHFC shall in good faith be prosecuting an appeal or proceedings for review or Liens incurred by AHFC for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which AHFC is a party;

(e)

any Lien for taxes not yet subject to penalties for nonpayment or contest, or minor survey exceptions, or minor encumbrances, assessments or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, assessments, reservations, rights and restrictions do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of AHFC’s business;

(f)

any Lien on any property, tangible or intangible, which may arise as a result of a transaction involving a transfer of assets by AHFC if such transfer of assets is treated as a sale in accordance with GAAP or if such transfer of assets is to an entity that issues ABS Obligations backed by such assets and such ABS Obligations are Nonrecourse to AHFC;

(g)

any pledge of assets to secure any financing by AHFC of the exporting of goods to or between, or the marketing thereof in, countries other than the United States in connection with which AHFC reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a Lien, cash, securities or receivables for the purpose of securing banking accommodations or as the basis for the issuance of bankers’ acceptances or in aid of other similar borrowing arrangements;

(h)	any pledge of receivables payable in currencies other than the United States dollar to secure borrowings in countries other than the United States;

(i)

any Lien in favor of the United States or any state thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute;

(j)

any Lien securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, obtaining of advances or credit or the securing of debt, if made and continuing in the ordinary course of business;

(k)	any Lien to secure non-recourse obligations in connection with AHFC engaging in leveraged or single-investor lease transactions;

(l)	any Lien on property acquired or sold by AHFC resulting from the exercise of any rights arising out of defaults on receivables;

(m)

any Lien to secure obligations with respect to any interest rate, foreign currency exchange, swap, collar, cap or similar agreements entered into in the ordinary course of business to hedge or mitigate risks to which AHFC or any of its Subsidiaries is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes;

(n)	bankers’ Liens or bankers’ rights of offset, in each case arising in the ordinary course of banking business with respect to any bank accounts or bank deposits; and

(o)

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (a) to (n) inclusive; provided, however, that the amount of any and all obligations and indebtedness secured thereby does not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement is limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property), and provided further, that AHFC is free to substitute collateral of equal value for the existing collateral in any transaction covered by clauses (a) through (n) above.

“Rating Agency” with respect to any security, means any rating agency that (i) has been requested by HMC or AHFC to issue a rating with respect to such security and (ii) has issued such a rating and such rating remains in effect at the time the termination, modification or amendment of the Keep Well Agreement referred to under “—Termination, Modification or Amendment of the Keep Well Agreement” is to be effected.

“Subsidiary” means (1) any corporation a majority of the total voting power of whose outstanding Voting Stock is owned or controlled, directly or indirectly, at the date of determination by AHFC, and (2) any other person in which AHFC and/or one or more other Subsidiaries, directly or indirectly, at the date of determination, (x) own a majority of the outstanding equity interests or (y) have the power to elect or direct the election of, or to appoint or approve the appointment of, a majority of the directors, trustees or managing members of, or other persons holding similar positions with, such Person.

“Voting Stock” means, with respect to any person, any class or series of capital stock of, or other equity interests in, such person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of, or to appoint or to approve the appointment of, the directors, trustees or managing members of, or other persons holding similar positions with, such person.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the Indenture as being:

(1) default for 30 days in the payment of any interest on, or any Additional Amounts payable in respect of any interest on, any debt security of that series;

(2) default in payment of any principal of or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on, any debt security of that series when due, whether at stated maturity, upon redemption, upon repurchase at the option of the holder or otherwise;

(3) default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any debt security of that series;

(4) default in the performance or observance, or breach, of any covenant or other agreement of AHFC in the Indenture or any debt security of that series not covered elsewhere in this section, other than a covenant or other agreement included in the Indenture solely for the benefit of a series of debt securities other than that series, which shall not have been remedied for a period of 60 days after written notice to AHFC by the Trustee or to AHFC and the Trustee by the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;

(5) default by AHFC to pay when due, either at stated maturity, upon redemption, upon repurchase at the option of the holders, upon acceleration or otherwise, any indebtedness for money borrowed by AHFC in excess of $25,000,000 principal amount, or a default under any such indebtedness resulting in the acceleration prior to the stated maturity of the principal amount of such indebtedness in excess of $25,000,000, and such indebtedness is not discharged or such acceleration is not rescinded or annulled within 10 days thereafter;

(6) specified events of bankruptcy, insolvency, or reorganization with respect to AHFC; or

(7) any other Event of Default established for the debt securities of that series.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The Trustee is required to give notice to holders of the debt securities of the applicable series within 90 days after the Trustee has actual knowledge (as such knowledge is described in the Indenture) of a default relating to such debt securities.

If an Event of Default specified in clause (6) above occurs, then the principal amount of all the outstanding debt securities and unpaid interest, if any, accrued thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the outstanding debt securities of the applicable series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal amount of, or if debt securities of that series are original issue discount securities such lesser amount as may be specified in the terms of, the debt securities of that series, and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences.

The Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity or security reasonably satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. Notwithstanding any other provision of the Indenture, each holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, and any Additional Amounts on that debt security on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right shall not be impaired without the consent of such holder.

Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity or security reasonably satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee, provided that the direction would not conflict with any rule or law or with the Indenture or with any series of debt securities, such direction would not be unduly prejudicial to the rights of any other holder of debt securities of that series (or the debt securities of any other series), and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Within 120 days after the close of each fiscal year, AHFC must deliver to the Trustee an officer’s certificate stating whether or not the certifying officer has knowledge of any Event of Default or default which, with notice or lapse of time or both, would become an Event of Default under the Indenture and, if so, specifying each such default and the nature and status thereof; provided that any default that results solely from the taking of an action that would have been permitted but for the continuation of a previous default will be deemed to be cured if such previous default is cured prior to becoming an Event of Default.

Modification, Waivers and Meetings

The Indenture permits AHFC and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the Indenture. However, no modification or amendment shall, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts, if any, with respect to, any debt securities; or

•

reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of any debt securities, or any Additional Amounts with respect to any debt securities or change AHFC’s obligation to pay Additional Amounts; or

•	reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt securities; or

•

change the date(s) on which, or period(s) in which, any debt securities are subject to redemption or otherwise alter the provisions with respect to the redemption of any debt securities in a manner that is adverse to the interests of holders of such debt securities; or

•	adversely affect any right of repurchase at the option of any holder; or

•	change any place where, or the currency in which, any debt securities are payable; or

•

impair the holder’s right to institute suit to enforce the payment of any debt securities on or after their stated maturity, or in the case of redemption, on or after the redemption date, or in the case of repurchase or repayment, on or after the date for repurchase or repayment; or

•

reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such Indenture or specified defaults under the Indenture and their consequences; or

•

modify the provisions relating to the requirements for the modification or amendment of the Indenture with the consent of each holder, or the waiver of compliance with specific provisions of the Indenture or specified defaults under the Indenture, except to increase the percentage of holders of debt securities of any series outstanding under the Indenture required to effect that action or to provide that certain other provisions of the Indenture may not be modified or waived without the consent of the holder of each outstanding debt security affected thereby; or

•	reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities.

The Indenture also contains provisions permitting AHFC and the Trustee, without the consent of the holders of any debt securities, to modify or amend the Indenture, among other things:

•	to add to the Events of Default for all or any series of debt securities;

•	to add to the covenants for the benefit of the holders of all or any series of debt securities;

•	to provide for security of debt securities of all or any series or to add guarantees in favor of debt securities of all or any series;

•	to establish the form or terms of debt securities of any series, and the form of the guarantee, if any, of debt securities of any series;

•

to cure any mistake, ambiguity or correct or supplement any provision in the Indenture which may be defective or inconsistent with other provisions in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, or to make any change necessary to comply with any requirement of the SEC in connection with the Indenture under the Trust Indenture Act, in each case which shall not adversely affect the interests of the holders of any series of debt securities;

•

to amend or supplement any provision contained in the Indenture, provided that the amendment or supplement does not apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision;

•

to conform the terms of the Indenture or the debt securities of a series to the description thereof contained in any prospectus, prospectus supplement or other offering document relating to the offer and sale of those debt securities; or

•	to modify, alter, amend or supplement the debt securities in any other respect that shall not adversely affect the interests of any of the holders or beneficial owners of the debt securities.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive AHFC’s compliance with the covenant described above under “—Certain Covenants—Negative Pledge” and such other covenants, if any, as the prospectus supplement relating to the debt securities of that series expressly provides may also be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any continuing default under the Indenture with respect to the debt securities of that series and its consequences, except a default (i) in the payment of the principal of, or premium, if any, or interest, if any, on, or any Additional Amounts with respect to, the debt securities of that series, or (ii) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

The Indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the Trustee, and also, upon AHFC’s request, or the request of holders of at least 10% in aggregate principal amount of the outstanding debt securities of any series. Notice of a meeting must be given in accordance with the provisions of the Indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding debt securities of the applicable series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of a supermajority in aggregate principal amount of the outstanding debt securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding debt securities of that series will constitute a quorum.

Discharge, Legal Defeasance and Covenant Defeasance

Satisfaction and Discharge

Upon AHFC’s direction, the Indenture shall cease to be of further effect with respect to the debt securities of any series specified by AHFC, subject to the survival of specified provisions of the Indenture, including (unless the accompanying prospectus supplement provides otherwise) AHFC’s obligation to repurchase such debt securities at the option of the holders thereof, if applicable, and AHFC’s obligation to pay Additional Amounts in respect of such debt securities to the extent described below, when:

•	either

(A) all outstanding debt securities of that series have been delivered to the Trustee for cancellation, subject to exceptions; or

(B) all debt securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and AHFC has deposited with the Trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by AHFC, in the exercise of its reasonable discretion, those Additional Amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the stated maturity or redemption date of the debt securities of that series, as the case may be;

•	AHFC has paid all other sums payable under the Indenture with respect to the debt securities of that series (including amounts payable to the Trustee); and

•

the Trustee has received an officer’s certificate and an opinion of counsel from AHFC to the effect that all conditions precedent to the satisfaction and discharge of the Indenture in respect of the debt securities of such series have been satisfied.

If the debt securities of any series provide for the payment of Additional Amounts, AHFC will remain obligated, following the deposit described above, to pay Additional Amounts on those debt securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

Legal Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, AHFC may elect with respect to the debt securities of the particular series either:

•	to defease and discharge itself from any and all obligations with respect to those debt securities (“legal defeasance”), except for, among other things:

(A) the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below;

(B) the obligation to maintain an office or agent of AHFC in The City of New York in respect of those debt securities;

(C) the obligation to hold moneys for payment in respect of those debt securities in trust; and

(D) the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof; or

•

to be released from its obligations with respect to those debt securities under (A) the covenant described above under “—Certain Covenants—Negative Pledge” and (B) if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the Trustee, or other qualifying Trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment bank, to pay the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by AHFC, in the exercise of its reasonable discretion, the Additional Amounts with respect to, those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments, whether at stated maturity, upon redemption, upon repurchase at the option of the holder or otherwise.

The legal defeasance or covenant defeasance described above shall only be effective if, among other things:

•	it shall not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which AHFC is a party or is bound;

•	in the case of legal defeasance, AHFC shall have delivered to the Trustee an opinion of counsel confirming that:

(A) AHFC has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the date of the Indenture, there has been a change in applicable federal income tax law,

in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•

in the case of covenant defeasance, AHFC shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•

if the cash and/or government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, AHFC shall have given the Trustee irrevocable instructions to redeem those debt securities on that date;

•

no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of legal defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to AHFC or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on and including the 91st day after the date of the deposit into trust; and

•

AHFC shall have delivered to the Trustee an officer’s certificate and opinion of counsel to the effect that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, have been satisfied.

In the event AHFC effects covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the Trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, AHFC would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting legal defeasance or covenant defeasance with respect to the debt securities of a particular series.

Concerning the Trustee

The Indenture provides that there may be more than one Trustee under the Indenture, each with respect to one or more series of debt securities. If there are different Trustees for different series of debt securities, each Trustee will be a trustee separate and apart from any other Trustee under the Indenture. Unless otherwise specified in the applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of debt securities for which it is the trustee under the Indenture. Any Trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the Trustee with respect to that series at an office designated by the Trustee.

Deutsche Bank Trust Company Americas is the trustee under the Indenture. We may maintain corporate trust relationships in the ordinary course of business with the Trustee. The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act.

Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of debt securities, unless offered reasonable indemnity or security by the holder against the costs, expense and liabilities which might be incurred thereby.

Under the Trust Indenture Act, the Indenture is deemed to contain limitations on the right of the Trustee, should it become a creditor of AHFC, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with AHFC. If it acquires any conflicting interest relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Notices

All notices to holders of debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

Keep Well Agreement

HMC, AHFC’s indirect parent, and AHFC are parties to a keep well agreement, dated September 9, 2005, or the HMC-AHFC Keep Well Agreement, pursuant to which HMC has agreed to:

•

own and hold, at all times, directly or indirectly, at least 80% of AHFC’s issued and outstanding shares of voting stock and not pledge, directly or indirectly, encumber, or otherwise dispose of any such shares or permit any of HMC’s subsidiaries to do so, except to HMC or wholly-owned subsidiaries of HMC;

•

cause AHFC to have, on the last day of each of AHFC’s fiscal years, a positive consolidated tangible net worth (where “tangible net worth” means (a) shareholders’ equity less (b) any intangible assets, as determined in accordance with GAAP); and

•

ensure that, at all times, AHFC has sufficient liquidity and funds to meet its payment obligations under any Debt (with “Debt” for purposes of this discussion of the HMC-AHFC Keep Well Agreement defined as AHFC’s debt for borrowed money that HMC has confirmed in writing is covered by the HMC-AHFC Keep Well Agreement) in accordance with the terms of such Debt, or where necessary, HMC will make available to AHFC, or HMC will procure for AHFC, sufficient funds to enable AHFC to pay its Debt in accordance with its terms.

The HMC-AHFC Keep Well Agreement is not a guarantee by HMC of any Debt or other obligation, indebtedness, or liability of any kind of AHFC.

The HMC-AHFC Keep Well Agreement includes AHFC’s agreement that it will use any funds made available to it by HMC thereunder solely for fulfilling AHFC’s payment obligations in respect of Debt. Any claims of HMC arising from any provisions of funds to AHFC by HMC shall be subordinated to the claims of all holders of Debt with respect to such Debt, whether or not such claims exist at the time such funds are made available to AHFC, and HMC will not demand payment of such claims from AHFC unless and until all outstanding Debt has been paid in full.

HMC or AHFC may each terminate the HMC-AHFC Keep Well Agreement upon giving to the other party 30 days’ prior written notice and the HMC-AHFC Keep Well Agreement may be modified or amended only by the written agreement of HMC and AHFC and upon 30 days’ prior written notice to each rating agency rating any covered Debt. However, such termination, modification or amendment will not be effective with respect to any Debt outstanding at the time of such termination, modification or amendment unless: (i) such termination, modification or amendment is permitted under the documentation governing such Debt, (ii) all affected holders of such Debt (or, in the case of Debt incurred pursuant to documentation that permits the HMC-AHFC Keep Well Agreement to be terminated, modified or amended with the consent of less than all of the holders of such Debt, the requisite holders of such Debt) otherwise consent in writing, or (iii) with respect to Debt that is rated by one or more rating agencies at the request of HMC or AHFC, each such rating agency confirms in writing that the rating assigned to such Debt will not be withdrawn or reduced because of the proposed action. An amendment, modification or termination of the HMC-AHFC Keep Well Agreement (except as permitted by its terms) would constitute an event of default under certain of AHFC’s Debt and failure by HMC to meet its obligations under the HMC-AHFC Keep Well Agreement would constitute an event of default under such Debt if the failure continued for 30 days and was continuing at the time the default was declared. Pursuant to the terms of the Indenture, unless specified in the applicable prospectus supplement, the HMC-AHFC Keep Well Agreement may not be terminated, modified or amended without the consent of holders of a majority in aggregate principal amount of the outstanding debt securities of each series having the benefit of the HMC-AHFC Keep Well Agreement and affected by such termination, modification or amendment (voting as separate classes), except as permitted under “Certain Covenants—Termination, Modification or Amendment of the Keep Well Agreement” above.

Under its terms, the HMC-AHFC Keep Well Agreement is not enforceable against HMC by anyone other than: (i) AHFC or (ii) if any case is commenced under the United States Bankruptcy Code (11 USC §§101 et seq.), or any successor statutory provisions, or the Bankruptcy Code, in respect of AHFC, the debtor in possession or trustee appointed by the court having jurisdiction over such proceeding. In the event of (1) a breach by HMC in performing a provision of the HMC-AHFC Keep Well Agreement and (2) the commencement of such a case under the Bankruptcy Code in respect of AHFC while any Debt is outstanding, the remedies of a holder of Debt shall include the right, if no proceeding in respect of AHFC has already been commenced in such case, to file a petition in respect of AHFC thereunder with a view to the debtor in possession, or the trustee appointed by the court having jurisdiction over such proceeding, pursuing AHFC’s rights under the HMC-AHFC Keep Well Agreement against HMC. However, all holders of outstanding Debt may (i) demand in writing that AHFC enforce its rights under the HMC-AHFC Keep Well Agreement and (ii) proceed directly against HMC to enforce compliance by HMC with its obligations under the HMC-AHFC Keep Well Agreement if AHFC fails or refuses to take action to enforce its rights under that agreement within 30 days following AHFC’s receipt of demand for such enforcement by such holder.

The HMC-AHFC Keep Well Agreement is governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell the debt securities to or through agents or underwriters or directly to one or more purchasers.

By Agents

We may use agents to sell the debt securities. The agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

By Underwriters

We may sell the debt securities to underwriters. The underwriters may resell the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the debt securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agent. The obligations of the underwriters to purchase the debt securities will be subject to certain conditions. Each underwriter will be obligated to purchase all the debt securities allocated to it under the underwriting agreement. The underwriters may change any initial public offering price and any discounts, concessions or commissions they give to dealers.

Direct Sales

We may sell debt securities directly to investors. In this case, no underwriters or agents would be involved.

As one of the means of direct issuance of debt securities, we may utilize the services of any available electronic auction system to conduct an electronic “dutch auction” of the offered debt securities among potential purchasers who are eligible to participate in the auction of those offered debt securities, if so described in the applicable prospectus supplement.

General Information

Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement. Any securities exchange or principal United States market on which the debt securities are to be listed will be described in the applicable prospectus supplement.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the issuance of the debt securities we are offering will be passed upon for us by David Peim, who is counsel to AHFC.

EXPERTS

The consolidated financial statements of AHFC and its subsidiaries incorporated in this prospectus by reference to AHFC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019 (File No. 001-36111) have been so incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the registration and sale of the debt securities are as follows, all of which will be borne by us:

SEC registration fee	$(1)
Rating agency fees	2,903,650
Printing and duplicating expenses	78,500
Legal fees and expenses	1,649,500
Accounting fees and expenses	1,240,000
Trustee fees	169,100
Miscellaneous expenses	50,000

Total	$6,090,750(1)

(1)

In accordance with Rules 456(b) and 457(r) promulgated under the Securities Act of 1933, as amended, or the Securities Act, we are deferring payment of all registration fees for the debt securities registered under this registration statement, except for $459,755 of unused filing fees in respect of unsold debt securities previously registered pursuant to a Registration Statement on Form S-3 (File No. 333-213047), initially filed with the Securities and Exchange Commission on August 10, 2016, which fees have already been paid and may be offset pursuant to Rule 457(p) against the filing fee payable in respect of this Registration Statement on Form S-3.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

AHFC’s bylaws provide for the indemnification of its officers, directors and other “agents” to the fullest extent permitted by the California General Corporation Law, or CGCL. Section 317 of the CGCL authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. Section 317 of the CGCL defines “agent” to include any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, or was a director, officer, employee or agent of a foreign or domestic corporation, partnership, joint venture, trust or other enterprise which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation.

ITEM 16.	EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

1.1(1)	Form of Distribution Agreement

4.1(2)	Indenture, dated as of September 5, 2013, between American Honda Finance Corporation and Deutsche Bank Trust Company Americas, as Trustee.

4.2(3)	First Supplemental Indenture, dated February 8, 2018, between American Honda Finance Corporation and Deutsche Bank Trust Company Americas, as trustee.

5.1	Opinion of David Peim, counsel to AHFC.

EXHIBIT NUMBER	DESCRIPTION

23.1	Consent of KPMG LLP.

23.2	Consent of David Peim, counsel to AHFC (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney of directors and officers of American Honda Finance Corporation (included on the signature page to this registration statement).

25.1	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas, as Trustee.

(1)

To be filed, if necessary, after effectiveness of this Registration Statement by an amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.

(2)	Incorporated by reference to Exhibit 4.1 filed with AHFC’s Registration Statement on Form S-3, dated September 5, 2013.
(3)	Incorporated by reference to Exhibit 4.6 filed with AHFC’s Quarterly Report on Form 10-Q, dated February 8, 2018.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby further undertakes:

(1) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on August 8, 2019.

AMERICAN HONDA FINANCE CORPORATION

By:	/s/ Paul C. Honda
Paul C. Honda Vice President and Assistant Secretary

POWER OF ATTORNEY

We, the undersigned directors and officers of American Honda Finance Corporation, and each of us, do hereby constitute and appoint Masahiro Nakamura and Paul C. Honda, or either of them, our true and lawful attorneys and agents, each with power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and to file the same with the Securities and Exchange Commission; and we do hereby ratify and confirm all that the said attorneys and agents, or his substitute or substitutes, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, effective as of August 8, 2019.

Signature	Title	Date

August 8, 2019
Shinji Aoyama	Chairman and Director

/s/ Hideo Moroe		August 8, 2019
Hideo Moroe	President and Director (Principal Executive Officer)

/s/ Masahiro Nakamura		August 8, 2019
Masahiro Nakamura	Vice President, Treasurer and Director (Principal Financial Officer)

/s/ Paul C. Honda		August 8, 2019
Paul C. Honda	Vice President and Assistant Secretary (Principal Accounting Officer)

/s/ Ferrell Kemp		August 8, 2019
Ferrell Kemp	Vice President and Director

August 8, 2019
Jiro Morisawa	Director